Exhibit 99.3

AUTOBYTEL ACQUIRES STONEAGE CORPORATION

Acquisition Expected to be Highly Accretive in 2005

Further Extends Autobytel Market Share

IRVINE, CA, April 15, 2004 — Leading Internet automotive marketing services company Autobytel Inc. (Nasdaq: ABTL) today announced that it has acquired Stoneage Corporation, one of the nation’s top Internet automotive buying services and owner of the popular Car.com website. The acquisition is anticipated to expand Autobytel’s market share of new car buyers from 7% to 9% in 2004, increase by 1 million the number of Purchase Requests processed through Autobytel in 2004, and add over 6,000 retail and enterprise dealer relationships to the Company. The acquisition is expected to benefit Autobytel’s advertising business by adding the highly visited Car.com automotive portal to Autobytel’s advertising network of sites.

“The acquisition of Stoneage Corporation and its Car.com website further extends Autobytel’s leadership in the rapidly growing automotive Internet by increasing our reach with consumers, dealers, and automotive manufacturers,” said Autobytel President and CEO Jeffrey Schwartz. “This transaction is a superb fit and is consistent with our acquisition criteria and business strategy. We are very comfortable with our ability to realize synergies and financial benefits from this transaction.”

Autobytel anticipates that the acquisition will have a significant impact in each of the following areas:

Market Share: Autobytel estimates that its projected 2004 market share of new car buyers will increase from 7% to 9% in 2004, representing over $40 billion in gross market sales for dealers and a 50% increase from 2003 market share levels of 6%. The Company now anticipates that in 2005, approximately 10% of all new car buyers will submit a request through Autobytel.

Retail Dealer Count: The acquisition will add approximately 1,300 retail dealer relationships, of which approximately 75% are unique and do not overlap with a current Autobytel dealer. In Q1 2004, Autobytel added a net of approximately 200 retail dealer relationships, bringing the estimated total of the combined Company to approximately 6,800 retail relationships in this product category. The acquisition also will add approximately 50,000 used cars to Autobytel’s current inventory of approximately 250,000.

Enterprise Relationships: The acquisition is expected to strengthen several key customer relationships and expand Autobytel’s enterprise dealer count by approximately 5,000 franchises. In Q1 2004, Autobytel’s enterprise dealer count was unchanged at approximately 19,000 relationships, bringing the estimated total of the combined Company to approximately 24,000 enterprise relationships in this product category.

Purchase Requests: The acquisition is anticipated to add approximately 1 million additional Purchase Requests in 2004. The Company reiterates its previous standalone guidance for 3.5 million Purchase Requests in 2004. The new estimate for the combined Company is approximately 4.5 million Purchase Requests in 2004. Autobytel estimates that approximately 95% of Car.com Purchase Requests are from unique consumers and do not overlap with like requests submitted through Autobytel to dealers.

Advertising: The acquisition will add Car.com to Autobytel’s current branded consumer websites, which were the most visited new car vehicle research and buying sites in 2003, with average monthly unique visitors in excess of 7 million1. Car.com is a highly trafficked automotive portal and Autobytel management believes that this business category represents an area of revenue synergy and growth in 2004 and 2005.

Product Enhancements: The acquisition will add several new products to Autobytel:

•	Finance Lead Generation: The fastest growing product for Stoneage, this area of the business generates over 50,000 specialty finance leads a month for participating local dealers. “Last year, finance represented approximately 2% of dealers’ revenue but 35% of their operating profit. This acquisition marks Autobytel’s entry into this important market, in partnership with our dealer customers,” noted Schwartz.

•	CarTV.com™: A new initiative of Stoneage, CarTV provides consumers with a site to view commercials, video reviews, and other original programming. “Automotive marketers have been early and aggressive adopters of broadband, so as adoption accelerates, CarTV will be an important part of our advertising growth strategy going forward. It will also help brand the Company in various cross-media initiatives and should increase the number of visitors coming directly to our sites,” noted Schwartz.

•	Detroit Board of Trade™ (DBOT.com™): A new initiative of Stoneage, the Detroit Board of Trade is designed to be a real-time “ticker” of consumer demand. When added to Autobytel’s vehicle pricing and specification data and its rich consumer shopping and preference data, DBOT is anticipated to be a robust predictive tool for automotive marketers in the future. “Last year, over $40 billion was spent on automotive rebates and incentives without a full percentage point shift in market share for any manufacturer. When the Detroit Board of Trade is firmly established, manufacturers will be able to more predictably gauge real-time consumer demand,” noted Schwartz.

Founded in 1996, Stoneage Corporation has approximately 70 employees and is headquartered in Detroit. In late 2002, the company launched its Car.com automotive portal and since that time, it has helped over 20 million automotive shoppers in their search for vehicle information, collected over 3 million car shopping profiles, and generated over 1 million vehicle sales. Autobytel will continue to operate the finance, CarTV, and DBOT businesses from Detroit as well as locate representatives from its advertising and enterprise sales groups at the Detroit office.

“Stoneage shares Autobytel’s commitment to provide automotive dealers and manufacturers with best in class integrated marketing services,” said Mark Campbell, founder and CEO of Stoneage Corporation. “This deal should expand and deepen Autobytel’s customer relationships and, as we leverage the best practices of each company’s lead routing and validation systems, increase the quantity and the quality of the Purchase Requests Autobytel sends to its dealers.” Mr. Campbell will remain a consultant for Autobytel, working on new product initiatives and business development.

According to Schwartz, the similarities between Stoneage and Autobytel, in conjunction with Autobytel’s experience with similar acquisitions, should produce a swift and smooth integration. This should allow the Company to rapidly build on the synergies between the businesses to generate operational benefits and increase service to its customers, while improving returns to its shareholders.

Based on the closing price of Autobytel’s common stock on April 15, 2004, the aggregate purchase price is approximately $48.3 million. Under the terms of the agreement, former Stoneage shareholders are to receive 2,257,733 shares of Autobytel Inc. common stock and approximately $15.3 million in cash, subject to adjustment. Under the agreement, Stoneage merged with and into a wholly owned subsidiary of Autobytel, which is named Car.com, Inc.

Business Outlook

For 2004, the Company reiterates its previous standalone guidance of revenue growth between 15% and 20%. Including the iDriveonline acquisition that was completed on April 9, 2004 and the acquisition of Stoneage Corporation, the Company now anticipates revenue growth between 35% and 40% for 2004 with revenue between $120 million and $125 million.

For 2005, the Company anticipates consolidated revenue between $150 million and $160 million.

Integration costs associated with combining the Stoneage and Autobytel business operations are estimated to be $1.25 million in 2004 and $0.5 million in 2005. This is in addition to the integration costs associated with the previously announced acquisition of iDriveonline, which are anticipated to be $0.75 million in 2004 and immaterial in 2005. Consolidated integration costs from the two acquisitions are anticipated to be $2 million in 2004 and $0.5 million in 2005.

The amortization of intangibles associated with the Stoneage acquisition is anticipated to be $1.7 million in each of 2004 and 2005. This is in addition to the amortization of intangibles associated with the previously announced acquisition of iDriveonline, which is anticipated to be $0.5 million in each of 2004 and 2005.

The total charges associated with the two transactions are anticipated to be $4.2 million in 2004 and $2.7 million in 2005. Including shares issued in association with the two announced transactions, the Company estimates the resulting impact to EPS to be approximately $0.09 in 2004 and $0.06 in 2005.

The Stoneage transaction is expected to be slightly dilutive to earnings in 2004 and highly accretive in 2005. The Company has not previously provided EPS guidance for 2004. The Company now expects consolidated EPS of approximately $0.25 in 2004. For 2005, the Company expects profit before taxes to exceed $25 million. Depreciation and amortization is anticipated to be approximately $6 million in 2005. The Company is currently analyzing the impact of NOLs for 2005.

Merrill Lynch provided financial advice to Autobytel in conjunction with this transaction.

Concluded Schwartz, “Based on the acquisitions that we have announced to date, it should be clear that we are building leadership positions in each area of our business and that our focus is on delivering increasing financial returns well into the future. We continue to see strategic opportunity in the marketplace that will assist us in this objective.”

About Autobytel Inc.

Autobytel, a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The Company owns and operates the automotive Web sites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel is a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a leading provider of dealership CRM and sales management tools and data extraction services, and Real Performance Marketing, Inc., (RPM), which powers dealerships with customer loyalty and retention marketing programs. As the Internet’s largest new-car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services and was the most visited new car buying and research destination in 2003, reaching millions of car-shoppers as they made their vehicle buying decisions. Autobytel’s car-selling sites and lead management tools are used by more of the nation’s e100 dealers than any other program

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by the Company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

1 Autobytel ranked as the most visited new car buying and research network for 2003, with over 7 million average monthly unique visitors, as reported by comScore Media Metrix.

Contact:

Investor Relations

Hoshi Printer, Executive Vice President and Chief Financial Officer, Autobytel Inc.,

949.225.4553 (hoship@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, Autobytel Inc., 949.862.3023

(melaniew@autobytel.com)

Betsy Smith Isroelit, RBI Communications, 323.960.1360 x17 (betsy@rbicom.com)

Joe Foster, RBI Communications, 323.960.1360 x13 (joe@rbicom.com)